Exhibit 3.189

FILED
In the Office of the
Secretary of State of Texas
AUG 24 2001
Corporations Section

ARTICLES OF INCORPORATION

of

TEXAS GENCO HOLDINGS, INC.

The undersigned, a natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation:

ARTICLE I
NAME

The name of the corporation is Texas Genco Holdings, Inc., hereinafter referred to as the “Corporation.”

ARTICLE II
DURATION

The Corporation shall have perpetual existence.

ARTICLE III
PURPOSE

The purpose or purposes for which the Corporation is organized is the transaction of all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE IV
AUTHORIZED SHARES

The aggregate number of shares that the Corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock, par value $1.00 per share.

Voting Rights. The holders of the Common Stock shall be entitled to one vote per share for the election of directors and for all other purposes upon which such holders are entitled to vote.

ARTICLE V
COMMENCEMENT OF BUSINESS

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars ($1,000) consisting of money, labor done or property actually received.

ARTICLE VI
PREEMPTIVE RIGHTS

No shareholder of the Corporation shall have by reason of his holding shares of Common Stock of the Corporation any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares of any class of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying any right, option or warrant to subscribe to or acquire shares of any class now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting rights of such shareholder, and the board of directors may issue or authorize the issuance of shares of any class, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe to or acquire shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

ARTICLE VII
REGISTERED AGENT

The street address of the Corporation’s initial registered office is 1111 Louisiana, Houston, Texas 77002 and the name of its initial registered agent is Scott E. Rozzell.

ARTICLE VIII
DIRECTORS

The number of directors constituting the initial board of directors is one (1) and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until the successor is elected and qualified is:

Name	Address

David M. McClanahan	1111 Louisiana
Houston, Texas 77002

The number of directors of the Corporation shall be fixed by, or in the manner provided in, the bylaws. Directors of the Corporation shall be elected by majority vote. Cumulative voting is prohibited.

ARTICLE IX
CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

Unless contrary to law, any action required or permitted to be taken at any meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to authorize the taking of such actions at a meeting at

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which all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE X
EXEMPTION OF DIRECTORS FROM LIABILITY

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. If any statute of the State of Texas is adopted or amended, subsequent to the adoption of this Article, to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such statute or statutes, as so adopted or amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XI
INCORPORATOR

The name of the incorporator is Richard B. Dauphin whose address is 1111 Louisiana, Houston, Texas 77002.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 23rd day of August, 2001.

/s/ Richard B. Dauphin
Richard B. Dauphin Incorporator

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FILED
In the Office of the
Secretary of State of Texas
DEC 18 2002
Corporations Section

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

TEXAS GENCO HOLDINGS, INC.

Texas Genco Holdings, Inc., a Texas corporation (the “Corporation”), pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, as amended (the “TBCA”) hereby adopts the following Articles of Amendment to its Articles of Incorporation (the “Articles of Incorporation”):

ARTICLE ONE

The name of the Corporation is Texas Genco Holdings, Inc.

ARTICLE TWO

The following amendment (the “Amendment”) to the Articles of Incorporation was duly adopted by the sole shareholder of the Corporation on the 2nd day of December, 2002:

Article IV of the Articles of Incorporation is deleted in its entirety and the following is inserted in lieu thereof:

“ARTICLE IV

The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 160,000,000 shares of common stock, par value $.001 per share (“Common Stock”). The Corporation may issue shares of Common Stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

Simultaneously with the effectiveness of the amendment to the Articles of Incorporation effected by these Articles of Amendment (the “Effective Date”), each share of common stock, par value $1.00 per share, of the Corporation issued and outstanding on the date of and immediately prior to the Effective Date (“Old Common Stock”), and all rights in respect thereof shall automatically and without any action on the part of the Corporation or holder thereof be reclassified and converted into 80,000 duly authorized, validly issued, fully paid and non-assessable shares of common stock, par value $.001 per share, of the Corporation (“New Common Stock”). Each holder of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates,” whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Secretary of the Corporation for cancellation, a certificate or certificates (the “New Certificates,”

whether one or more) representing the number of whole shares of New Common Stock into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Secretary of the Corporation that such taxes are not payable.”

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of the adoption of the Amendment was 1,000 shares of common stock, par value $1.00 per share (the “Common Stock”), and the number of shares entitled to vote on the Amendment was 1,000 shares of Common Stock.

ARTICLE FOUR

The holder of all of the shares outstanding and entitled to vote on the Amendment has signed a consent in writing pursuant to Article 9.10 of the TBCA adopting the Amendment and any written notice required by Article 9.10 of the TBCA has been given.

ARTICLE FIVE

As a result of the reclassification of the Corporation’s shares effected by the Amendment, the Corporation’s stated capital shall be increased in amount sufficient to make up the aggregate par value of the Corporation’s issued and outstanding shares following the reclassification. The amount of stated capital of the Corporation after giving effect to the Amendment shall be $80,000.00.

IN WITNESS WHEREOF, the undersigned Corporation has executed these Articles of Amendment this 17th day of December, 2002.

TEXAS GENCO HOLDINGS, INC.

By:	/s/ Richard B. Dauphin
	Name:	Richard B. Dauphin
	Title:	Assistant Corporate Secretary

[SEAL]	Office of the Secretary of State	FILED
	Corporations Section	In the Office of the
	P.O. Box 13697	Secretary of State of Texas
	Austin, Texas 78711-3697	DEC 18 2002
Corporations Section

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.                                      The name of the entity is Texas Genco Holdings, Inc.

and the file number issued to the entity by the secretary of state is 800004728

2.                                      The entity is: (Check one.)

☒                     a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐                       a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

☐                       a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

☐                       a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

☐                       an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.                                      The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 1111 Louisiana, Houston, Texas 77002

4.                                      ☒ A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

1021 Main Street, Suite 1150, Houston, Texas 77002

OR                              ☐ B. The registered office address will not change.

5.                                      The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Scott E. Rozzell

6.                                      ☒ A. The name of the NEW registered agent is CT Corporation System

OR                              ☐ B. The registered agent will not change.

7.                         Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

By:	/s/ Richard B. Dauphin
(A person authorized to sign on behalf of the entity) Richard B. Dauphin Assistant Corporate Secretary

INSTRUCTIONS

1.                         It is recommended that you call (512) 463-5555 to verify the information in items 3 and 5 as it currently appears on the records of the secretary of state before submitting the statement for filling. You also may e-mail an inquiry to corpinfo@sos.state.tx.us. As information on out-of-state financial institutions is maintained on a separate database, a financial institution must call (512) 463-5701 to verify registered agent and registered office information. If the information on the form is inconsistent with the records of this office, the statement will be returned.

2.                         You are required by law to provide a street address in item 4 unless the registered office is located in a city with a population of 5,000 or less. The purpose of this requirement is to provide the public with notice of a physical location at which process may be served on the registered agent. A statement submitted with a post office box address or a lock box address will not be filed.

3.                        An authorized officer of the corporation or financial institution must sign the statement. In the case of a limited liability company, an authorized member or manager of a limited liability company must sign the statement. A general partner must sign the statement on behalf of a limited partnership. A person commits an offense under the Texas Business Corporation Act, the Texas Non-Profit Corporation Act or the Texas Limited Liability Company Act if the person signs a document the person knows is false in any material respect with the intent that the document be delivered to the secretary of state for filing. The offense is a Class A misdemeanor.

4.                         Please attach the appropriate fee:

Business Corporation	$15.00
Financial Institution, other than Credit Unions	$15.00
Financial Institution that is a Credit Union	$5.00
Non-Profit Corporation	$5.00
Limited Liability Company	$10.00
Limited Partnership	$50.00

Personal checks and MasterCard®, Visa®, and Discover® are accepted in payment of the filing fee. Checks or money orders must be payable through a U.S. bank or other financial institution and made payable to the secretary of state. Fees paid by credit card are subject to a statutorily authorized processing cost of 2.1% of the total fees.

5.                         Two copies of the form along with the filing fee should be mailed to the address shown in the heading of this form. The delivery address is: Secretary of State, Statutory Filings Division, Corporations Section, James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. We will place one document on record and return a file stamped copy, if a duplicate copy is provided for such purpose. The telephone number is (512) 463-5555, TDD: (800) 735-2989, FAX: (512) 463-5709.

Form No. 401

FILED
In the Office of the
Secretary of State of Texas
DEC 31 2002
Corporations Section

AMENDED AND RESTATED ARTICLES OF INCORPORATION

of

TEXAS GENCO HOLDINGS, INC.

ARTICLE I

Texas Genco Holdings, Inc., a Texas corporation (the [Illegible] the provisions of Article 4.07 of the Texas Business Corporation Act ( [Illegible] hereby adopts these Amended and Restated Articles of Incorporation, when accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date (collectively, the “Original Articles of Incorporation”), as further amended by these Amended and Restated Articles of Incorporation as hereinafter set forth, and contain no other change in any provisions thereof.

ARTICLE II

These Amended and Restated Articles of Incorporation amend and restate the Original Articles of Incorporation. The amendments to the Original Articles of Incorporation effected by these Amended and Restated Articles of Incorporation (collectively, the “Amendments”) delete the initial introductory paragraph of the Original Articles of Incorporation, delete the introductory captions at the start of each Article of the Original Articles of Incorporation and alter, change or delete Articles IV, V, VI, VII, VIII, IX, X and XI of the Original Articles of Incorporation. The full text of each provision altered or added by the Amendments is as set forth in Article V hereof.

ARTICLE III

The Amendments have been effected in conformity with the provisions of the TBCA, and these Amended and Restated Articles of Incorporation and the Amendments effected thereby were duly adopted by the sole shareholder of the Corporation on December 19, 2002.

ARTICLE IV

On December 19, 2002, there were 80,000,000 shares of common stock, par value $.001 per share, of the Corporation outstanding, all of which were entitled to vote on these Amended and Restated Articles of Incorporation and the Amendments effected thereby. The sole shareholder of the Corporation has signed a written consent to the adoption of these Amended and Restated Articles of Incorporation and the Amendments effected thereby pursuant to Article 9-10 of the TBCA and any written notice required by Article 9.10 of the TBCA has been given.

ARTICLE V

The Original Articles of Incorporation of the Corporation, as filed with the Secretary of State of the State of Texas on August 24, 2001 and as subsequently amended to date, are hereby superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof as amended hereby:

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

of

TEXAS GENCO HOLDINGS, INC.

ARTICLE I

The name of the corporation is Texas Genco Holdings, Inc., hereinafter referred to as the “Corporation.”

ARTICLE II

The Corporation shall have perpetual existence.

ARTICLE III

The purpose or purposes for which the Corporation is organized is the transaction of all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV

The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 160,000,000 shares of common stock, par value $.001 per share (“Common Stock”). The Corporation may issue shares of Common Stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

The following is a description of the powers, rights, qualifications, limitations and restrictions of the Common Stock:

A.                      Dividends. Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the Corporation available for such dividends.

B.                      Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its shareholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

C.                      Voting Rights. The holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes. Any shareholder of the

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Corporation having the right to vote at any meeting of the shareholders, shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock of the Corporation shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.

ARTICLE V

The Corporation has heretofore complied with the requirements of law as to the initial minimum capital requirements without which it could not commence business under the Texas Business Corporation Act.

ARTICLE VI

No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the shareholders then of record, or any class of shareholders, any thereof, on the same terms or any terms.

ARTICLE VII

The street address of the Corporation’s registered office is 1021 Main Street, Suite 1150, Houston, Texas 77002 and the name of its registered agent is CT Corporation System.

ARTICLE VIII

The number of directors of the Corporation shall be fixed by, or in the manner provided in, the bylaws of the Corporation. The number of directors presently constituting the Board of Directors is two, and the names and addresses of the persons who are to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified are:

Name	Address

David M. McClanahan	1111 Louisiana Houston, Texas 77002

David G. Tees	1111 Louisiana Houston, Texas 77002

ARTICLE IX

Unless contrary to law, any action required or permitted to be taken at any meeting of shareholders of the Corporation may be taken without a meeting, without prior notice

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and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to authorize the taking of such actions at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. Special meetings of the shareholders may be called only by the Corporation’s Chairman of the Board, if there is one, Chief Executive Officer, if there is one, President or Corporate Secretary or by the Board of Directors or at the written request of the holders of at least 20% of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting.

ARTICLE X

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this Article X does not eliminate or limit the liability of a director for:

(a)    a breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b)    an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(c)    a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of a director’s office;

(d)    an act or omission for which the liability of a director is expressly provided for by statute.

If the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act is amended, after approval of the foregoing paragraph by the shareholder or shareholders of the Corporation entitled to vote thereon, to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 31st day of December, 2002.

/s/ Richard B. Dauphin
Name:	Richard B. Dauphin
Title:	Assistant Corporate Secretary

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Corporations Section		Geoffrey S. Connor
P.O. Box 13697	[SEAL]	Secretary of State
Austin, Texas 78711-3697

Office of the Secretary of State

CERTIFICATE OF MERGER

The undersigned, as Secretary of State of Texas, hereby certifies that the attached articles of merger of

NN Houston Sub, Inc.
Domestic Business Corporation
[Filing Number: 800366727]

Into

Texas Genco Holdings, Inc.
Domestic Business Corporation
[Filing Number: 800004728]

have been filed in this office as of the date of this certificate.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate of merger.

Dated: 12/13/2004

Effective: 12/14/2004 at 12:30 p.m.

[SEAL]	/s/ Geoffrey S. Connor
Geoffrey S. Connor
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: Lisa Sartin		Document: 77058740002

FILED
In the Office of the
Secretary of State of Texas
DEC 13 2004
Corporations Section

ARTICLES OF MERGER

OF

NN HOUSTON SUB, INC.

AND

TEXAS GENCO HOLDINGS, INC.

In accordance with the provisions of Article 5.04 of the Texas Business Corporation Act (the “TBCA”), NN Houston Sub, Inc., a Texas corporation (“NN Houston Sub”), and Texas Genco Holdings, Inc., a Texas corporation (“Texan Genco”) hereby adopt the following Articles of Merger for the purpose of effecting the merger (the “Merger”) of NN Houston Sub with and into Texas Genco, with Texas Genco continuing in existence following the Merger as the surviving corporation:

1.         The name, type of entity and state of incorporation of each of the constituent entities which are to merge are as follows:

Name of Constituent Entity	Type of Entity	State of Incorporation

NN Houston Sub, Inc.	Corporation	Texas

Texas Genco Holdings, Inc.	Corporation	Texas

2.         The Transaction Agreement, dated as of July 21, 2004 (the “Transaction Agreement” or the “Plan of Merger”), by and among CenterPoint Energy, Inc., a Texas corporation (“CenterPoint”), Utility Holding, LLC, a Delaware limited liability company and wholly-owned subsidiary of CenterPoint (“Utility Holding”), NN Houston Sub, Texas Genco, Texas Genco LLC (formerly known as GC Power Acquisition LLC), a Delaware limited liability company (“Genco LLC”), and HPC Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Genco LLC (“HPC Merger Sub”), providing for the Merger has been approved in accordance with the requirements of the TBCA. In addition to the Merger, the Transaction Agreement contemplates certain other separate and distinct transactions that are expected to occur following the Merger involving Genco LLC and HPC Merger Sub pursuant to which Genco LLC is expected to ultimately acquire Texas Genco. These Articles of Merger relate only to the Merger and do not address any other transaction contemplated by the Transaction Agreement. Neither Genco LLC nor HPC Merger Sub are constituent entities of the Merger.

3.         The articles of incorporation of Texas Genco immediately prior to the Merger shall be the articles of incorporation of the surviving corporation until such time as they may be amended in accordance with applicable law. There shall be no amendments or changes to the articles of incorporation of Texas Genco to be effected by the Merger.

4.         An executed copy of the Plan of Merger is on file at the principal place of business of Texas Genco at 1111 Louisiana Street, Houston, Texas 77002, and a copy of the Plan of Merger will be furnished by Texas Genco, on written request and without cost, to any shareholder of each domestic corporation that is a party to the Plan of Merger.

5.         The outstanding capital stock of Texas Genco consists of 80,000,000 shares of common stock, par value $.001 per share (“Texas Genco Common Stock”). Utility Holding, in its capacity as the holder of 64,764,240 shares of Texas Genco Common Stock (representing more than the two-thirds of the outstanding shares of Texas Genco Common Stock required to approve the Plan of Merger) has irrevocably approved the Plan of Merger by written consent in accordance with the provisions of Article 9.10A of the TBCA and any written notice required by Article 9.10A of the TBCA has been given.

6.         The outstanding capital stock of NN Houston Sub consists of 1,000 shares of common stock, par value $1.00 per share. Utility Holding, in its capacity as the sole shareholder of NN Houston Sub, has irrevocably approved the Plan of Merger by written consent in accordance with the provisions of Article 9.10A of the TBCA and any written notice required by Article 9.10A of the TBCA has been given.

7.         Texas Genco will be responsible for the payment of all fees and franchise taxes assessed upon NN Houston Sub and itself, and Texas Genco will be obligated to pay such fees and franchise taxes if the same are not timely paid.

8.         The Merger shall become effective at 12:30 p.m. (Central Standard Time) on December 14, 2004.

[END OF PAGE]

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IN WITNESS WHEREOF, the undersigned have duly executed these Articles of Merger as of the 13th day of December, 2004.

NN HOUSTON SUB, INC. a Texas corporation

By:	/s/ Gary L. Whitlock
Name:	Gary L. Whitlock
Title:	Executive Vice President
and Chief Financial Officer

TEXAS GENCO HOLDINGS, INC. a Texas corporation

By:	/s/ David G. Tees
Name:	David G. Tees
Title:	President and Chief Financial Officer

FILED
In the Office of the
Secretary of State of Texas
APR 12 2005
Corporations Section

ARTICLES OF MERGER

OF

HPC MERGER SUB, INC.

AND

TEXAS GENCO HOLDINGS, INC.

In accordance with the provisions of Article 5.04 of the Texas Business Corporation Act (the “TBCA”), HPC Merger Sub, Inc., a Texas corporation (“HPC Merger Sub”), and Texas Genco Holdings, Inc., a Texas corporation (“Texas Genco”), hereby adopt the following Articles of Merger for the purpose of effecting the merger (the “Merger”) of HPC Merger Sub with and into Texas Genco, with Texas Genco continuing in existence following the Merger as the surviving corporation:

1.         The name, type of entity and state of incorporation of each of the constituent entities which are to merge are as follows:

Name of Constituent Entity	Type of Entity	State of Incorporation

HPC Merger Sub, Inc.	Corporation	Texas

Texas Genco Holdings, Inc.	Corporation	Texas

2.         The Transaction Agreement, dated as of July 21, 2004 (the “Transaction Agreement” or the “Plan of Merger”) by and among CenterPoint Energy, Inc., a Texas corporation (“CenterPoint”), Utility Holding, LLC, a Delaware limited liability company and wholly-owned subsidiary of CenterPoint (“Utility Holding”). NN Houston Sub, Inc., formerly a Texas corporation and subsidiary of Utility Holding (“NN Houston”), Texas Genco, Texas Genco LLC (formerly known as GC Power Acquisition LLC), a Delaware limited liability company (“Genco LLC”). and HPC Merger Sub, a wholly owned subsidiary of Genco LLC, providing for the Merger has been approved in accordance with the requirements of the TBCA. In addition to the Merger, the Transaction Agreement contemplates certain other separate and distinct transactions that occurred prior to the Merger involving CenterPoint, Utility Holding, NN Houston and Genco LLC. These Articles of Merger relate only to the Merger and do not address any other transaction contemplated by the Transaction Agreement. None of CenterPoint, Utility Holding, NN Houston and Genco LLC are constituent entities of the Merger.

3.         The articles of incorporation of Texas Genco immediately prior to the Merger shall be the articles of incorporation of the surviving corporation until such time as they may be amended in accordance with applicable law. There shall be no amendments or changes to the articles of incorporation of Texas Genco to be effected by the Merger.

4.         An executed copy of the Plan of Merger is on file at the principal place of business of Texas Genco at 1111 Louisiana Street, Houston, Texas 77002, and a copy of the Plan of Merger will be furnished by Texas Genco, on written request and without cost, to any shareholder of each domestic corporation that is a party to the Plan of Merger.

5.         The outstanding capital stock of Texas Genco consists of 1,000 shares of common stock, par value $.001 per share (“Texas Genco Common Stock”). Utility Holding, in its capacity as the holder of 64,764,240 shares of Texas Genco Common Stock (representing more than the two-thirds of the 80,000,000 then-outstanding shares of Texas Genco Common Stock required to approve the Plan of Merger) at the time of the approval of the Plan of Merger, approved the Plan of Merger by written consent in accordance with the provisions of Article 9.10A of the TBCA (any written notice required by Article 9.10A of the TBCA has been given).

6.         The outstanding capital stock of HPC Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share (“HPC Common Stock”). Genco LLC, in its capacity as the sole shareholder of HPC Merger Sub, approved the Plan of Merger by written consent in accordance with the provisions of Article 9.10A of the TBCA (any written notice required by Article 9.10A of the TBCA has been given).

7.         Texas Genco will be responsible for the payment of all fees and franchise taxes assessed upon HPC Merger Sub and itself, and Texas Genco will be obligated to pay such fees and franchise taxes if the same are not timely paid.

8.         The Merger shall become effective at 11:00 a.m. (Central Daylight Time) on April 13, 2005.

[END OF PAGE]

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IN WITNESS WHEREOF, the undersigned have duly executed these Articles of Merger as of the 12th day of April, 2005.

HPC MERGER SUB, INC. a Texas corporation

By:	/s/ Jack A. Fusco
Name:	Jack A. Fusco
Title:	Vice President

TEXAS GENCO HOLDINGS, INC. a Texas corporation

By:	/s/ David G. Tees
Name:	David G. Tees
Title:	President and CEO

FILED
In the Office of the
Secretary of State of Texas
APR 28 2006
Corporations Section

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
TEXAS GENCO HOLDINGS, INC.

Texas Genco Holdings, Inc., a corporation organized and existing under the laws of the State of Texas (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation in accordance with the provisions of Section 4.02 of the Texas Business Corporation Act:

SECOND. That the sole shareholder of the Corporation has duly approved the following amendment to the Articles of Incorporation in accordance with the provisions of Section 4.02 of the Texas Business Corporation Act:

Article IV of the Articles of Incorporation is hereby amended to read in its entirety as follows:

ARTICLE IV

The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 15,000 shares of common stock, par value of $.001 per share (“Common Stock”), consisting of 14,500 shares of Class A Common Stock (“Class A Common Stock”) and 500 shares of Class B Common Stock (“Class B Common Stock”). The Corporation may issue shares of Common Stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

A. Class A Common Stock and Class B Common Stock.

1.                         Dividends. Dividends may be paid on the Common Stock as the Board of Directors shall from time to time determine, out of any assets of the Corporation available for such dividends. Dividends may be paid on (a) the Class A Common Stock without regard to the Class B Common Stock, (b) the Class B Common Stock without regard to the Class A Common Stock or (c) the Class A Common Stock and the Class B Common Stock, equally and ratably as if such classes were but a single class.

2.                         Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its shareholders. The Board of Directors, by vote of a

RECEIVED
APR 28 2006
Houston 2824557v.3
Secretary of State

majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

3.                         Voting Rights. The holders of the Class B Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes. The holders of the Class A Common Stock shall have no voting rights. Any shareholder of the Corporation having the right to vote at any meeting of the shareholders, shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock of the Corporation shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.

B. Reclassification of Prior Common Stock.

1.                         Issued Shares. Upon the filing of a Certificate of Amendment reflecting these amendments to the Articles of Incorporation of the Corporation with the Secretary of State of the State of Texas (the “Effective Time”), all issued and outstanding shares of common stock, par value $0.01 per share, of the Corporation (the “Prior Common Stock”) shall be collectively reclassified, without any action on the part of any holder thereof, into 9,990 shares of Class A Common Stock and 10 shares of Class B Common Stock.

2.                         Certificates. From and after the Effective Time, each holder of a certificate theretofore evidencing shares of the Prior Common Stock may be surrendered by the holder thereof in exchange for a certificate or certificates evidencing an aggregate of 9,990 shares of Class A Common Stock and 10 shares of Class B Common Stock in such denominations as the holder of the Prior Common Stock shall request.

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IN WITNESS WHEREOF, Texas Genco Holdings, Inc. has caused this certificate to be executed by the undersigned as of April 25, 2006.

TEXAS GENCO HOLDINGS, INC.

By:	/s/ Edmund Daniels
Name:	Edmund Daniels
Title:	Vice-President and Secretary

Signature Page to Certificate of Amendment
Texas Genco Holdings, Inc.

[SEAL]	Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 800004728 12/27/2007 Document #: 197728290633 Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.                          The name of the entity represented is Texas Genco Holdings, Inc.

The entity’s filing number is 800004728

2.                          The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street, Suite 1150, Houston, TX 77002

3.                          The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul Street, Dallas, TX 75201

4.                          Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	12/27/2007

CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY

[SEAL]	Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 800004728 04/19/2010 Document #: 304538402911 Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.                          The name of the entity represented is Texas Genco Holdings, Inc.

The entity’ s filing number is 800004728

2.                          The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

350 N. St. Paul St., Dallas, TX 75201

3.                          The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul St., Ste. 2900, Dallas, TX 75201-4234

4.                          Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	04/19/2010

CT Corporation System

Name of Registered Agent

Kenneth Uva. Vice President

Signature of Registered Agent

FILING OFFICE COPY